SMITH BARNEY INCOME FUNDS

Sub-Item 77I Registrant incorporates by reference Registrants
Supplement to the Prospectus and Statements of Additional Information dated January 21, 2004 filed on January 21, 2004.
(Accession No. 0001193125-04-006541)

Registrant incorporates by reference Registrants
Supplement to the Prospectus and Statements of Additional Information dated April 29, 2004 filed on April 29, 2004.
(Accession No. 0001193125-04-073509)